INTERNATIONAL SHIPPING ENTERPRISES, INC.

THIS PROXY IS BEING SOLICITED BY INTERNATIONAL SHIPPING ENTERPRISES, INC.’S

BOARD OF DIRECTORS

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated             , 2005, in connection with the Special Meeting to be held at 10:00 a.m. on             , 2005 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at the Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York, and hereby appoints Angeliki Frangou and Vasiliki Papaefthymiou, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of International Shipping Enterprises, Inc. registered in the name provided herein, which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ACQUISITION OF NAVIOS MARITIME HOLDINGS INC. AND THE REINCORPORATION OF THE COMPANY IN THE REPUBLIC OF THE MARSHALL ISLANDS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1.         Proposal to approve the acquisition of Navios Maritime Holdings Inc., a Marshall Islands corporation, pursuant to the Stock Purchase Agreement, dated as of February 28, 2005, by and among ISE, Navios, the shareholders’ agent and the shareholders of Navios and the transactions contemplated by the stock purchase agreement, whereby ISE will purchase all of the outstanding securities held by the shareholders of Navios. Only if you voted “AGAINST” Proposal Number 1 and you hold shares of ISE common stock issued in the ISE initial public offering, you may exercise your conversion rights and demand that ISE convert your shares of common stock onto a pro rata portion of the trust account by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of ISE common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the stock purchase is completed and you continue to hold these shares through the effective time of the stock purchase and the tender of your stock certificate to the combined company.

            [    ] FOR         [    ] AGAINST         [    ] ABSTAIN

            EXERCISE CONVERSION RIGHTS:     [    ]

2.         Proposal to approve the reincorporation of ISE pursuant to which ISE will change its domicile from the State of Delaware to the Republic of the Marshall Islands by means of a merger with Navios Maritime Holdings Inc. immediately following the acquisition.

            [    ] FOR         [    ] AGAINST         [    ] ABSTAIN

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

INTERNATIONAL SHIPPING ENTERPRISES, INC.

Special Meeting of Stockholders

            , 2005

Please date, sign and mail your proxy card as soon as possible.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

NOTE: Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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